              ARTICLES OF AMENDMENT AND RESTATEMENT

                               OF

             ALLIANCE MULTI-MARKET RESERVES II, INC.

                      changing its name to

                  ALLIANCE WORLD RESERVES, INC.

           and making certain other charter amendments


         Alliance Multi-Market Reserves II, Inc., a Maryland

corporation having its principal office in Baltimore City

(hereinafter called the "Corporation"), hereby certifies that:

    I.   The charter of the Corporation is hereby amended

         (a)  by striking out Article SECOND of the articles of

incorporation and inserting in lieu thereof the following:

              "SECOND:  The name of the corporation
         (hereinafter called the "Corporation") is Alliance
         World Reserves, Inc."

         (b)  by striking out the first sentence of paragraph (1)

of Article FIFTH of the articles of incorporation and inserting in lieu thereof the following:

         "The total number of shares of stock of all classes which the Corporation shall have authority to issue is three billion (3,000,000,000), all of which shall be Common Stock having a par value of two-tenths of one cent ($.002) per share and an aggregate par value of six million dollars ($6,000,000)."

and

         (c)  by striking out Article SIXTH of the articles of

incorporation and inserting in lieu thereof the following:

              "SIXTH:  The Corporation has one director.
         The number of directors of the Corporation may be changed pursuant to the By-Laws of the Corporation."

    II.  The foregoing charter amendments were duly approved by a majority of the entire Board of Directors.  No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

    III.      (a)  The total number of shares of stock which the

Corporation was authorized to issue immediately before the

foregoing charter amendments was six hundred million

(600,000,000) shares, all of one class, having a par value of one cent ($.01) per share and an aggregate par value of six million dollars ($6,000,000).

              (b)  The total number of shares of stock which the

Corporation is authorized to issue has been increased by the foregoing charter amendments to three billion (3,000,000,000)

shares, all of one class, having a par value of two-tenths of one cent ($.002) per share and an aggregate par value of six million dollars ($6,000,000).

    IV.  The Corporation desires to restate its charter as so

amended.

    V.   The charter as so amended and restated is as follows:

              "FIRST:   (1)   The name of the incorporator
         is Lisa A. Klar.

                       "(2)   The incorporator's post office
         address is One Battery Park Plaza, New York, New
         York 10004.

                       "(3)   The incorporator is over
         eighteen years of age.

                       "(4)   The incorporator is forming
         the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

              "SECOND:  The name of the corporation
         (hereinafter called the "Corporation") is Alliance
         World Reserves, Inc.

              "THIRD:   (1)  The purposes for which the
         Corporation is formed is to conduct, operate and carry on the business of an investment company.

                       "(2)  The Corporation may engage in
         any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.

              "FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is 32 South Street, Baltimore,
         Maryland 21202 in care of The Corporation Trust,
         Incorporated; and the resident agent of the Corporation in the State of Maryland is The
         Corporation Trust, Incorporated, 32 South Street,
         Baltimore, Maryland 21202.

              "FIFTH:   (1)   The total number of shares of
         stock of all classes which the Corporation shall have authority to issue is three billion (3,000,000,000), all of which shall be Common Stock having a par value of two-tenths of one cent ($.002) per share and an aggregate par value of six million dollars ($6,000,000). Such shares and the holders thereof shall be subject to the following provisions:

                       "(a)   Each holder of Common Stock
         may require the Corporation to redeem all or any part of the Common Stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of Common Stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge imposed by the Board of Directors (to the extent consistent with applicable law). The Board of Directors may establish procedures for redemption of Common Stock. The right of a holder of Common Stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record stockholder on the record date for that dividend.

                       "(b)   (i) The term "Minimum Amount"
         when used herein shall mean five thousand dollars
         ($5,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed twenty-five thousand dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of Common Stock based on such criteria as the Board of Directors may deem appropriate.

                            "(ii)  If the net asset value of
         the shares of Common Stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (b), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                           "(iii)  The notice referred to in
         paragraph (ii) of this subsection (b) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (b) shall be an amount equal to the net asset value of such shares.

                       "(c)  Payment for shares of Common
         Stock redeemed by the Corporation shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of Common Stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

                       "(d)  Shares of Common Stock shall be
         entitled to dividends or distributions, in cash, in property or in shares of Common Stock, as may be declared from time to time by the Board of Directors, acting in its sole discretion, out of the assets lawfully available therefor. The Board of Directors may provide that dividends shall be payable only with respect to those shares of Common Stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

                       "(e)  On each matter submitted to a
         vote of the stockholders, each holder of Common
         Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation.

                       "(f)  The Board of Directors is
         authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

                       "(g)  The Corporation may issue
         shares of Common Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

                       "(h)  For the purpose of allowing the
         net asset value per share of the Common Stock to remain constant, the Corporation shall be entitled to declare and pay or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of the Common Stock, to redeem pro rata from all the holders of record of shares of Common Stock at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of Common Stock, or fractions thereof, as shall permit the net asset value per share of the Common Stock to remain constant.

                       "(2) No stockholder shall be entitled
         to any preemptive right other than as the Board of Directors may establish.

              "SIXTH:   The Corporation has one director.
         The number of directors of the Corporation may be changed pursuant to the By-Laws of the Corporation.

              "SEVENTH: The following provisions are
         inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

                       "(a)  In addition to its other powers
         explicitly or implicitly granted under those Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation:

                             "(i) is expressly authorized to
         make, alter, amend or repeal the By-Laws of the Corporation;

                             "(ii)  may from time to time
         determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

                             "(iii)  is empowered to
         authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized; and

                             "(iv)  is authorized to adopt
         procedures for determination of and to maintain constant the net asset value of shares of any class of the Corporation's stock.

                       "(b)  Notwithstanding any provision
         of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

                       "(c)  The presence in person or by
         proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

                       "(d)  Any determination made in good
         faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

              "EIGHTH:  (1)  To the full extent that
         limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

                        "(2)  The Corporation shall
         indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland Corporation Law.

                        "(3)  No provision of this Article
         shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                        "(4)  References to the Maryland
         General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

              "NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation."

    VI.  The provisions set forth in these Articles of Amendment and Restatement constitute all of the provisions of the charter currently in effect (after giving effect to the foregoing charter amendments).

    VII. The restatement of the charter as so amended has been approved by a majority of the entire board of directors.  The

Corporation has one director currently in office.  This director is David H. Dievler.

    VIII. The current address of the principal office of the

Corporation and the name and address of the resident agent of the

Corporation are set forth in the charter as amended and restated.

         IN WITNESS WHEREOF, Alliance Multi-Market Reserves II,

Inc., has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on

October 30, 1990.

                             ALLIANCE MULTI-MARKET
                               RESERVES II, INC.


                             By /s/ David H. Dievler
                               _______________________
                               David H. Dievler
                               President

Attested:

[Seal]


/s/ Edmund P. Bergan, Jr.
_________________________
Edmund P. Bergan, Jr.
Secretary



         THE UNDERSIGNED, President of Alliance Multi-Market

Reserves II, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of

Amendment and Restatement to be the corporate act of said

corporation and further certifies that, to the best of his

knowledge, information and belief, all matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                              /s/ David H. Dievler
                             ___________________________
                             David H. Dievler
                             President












































                               11
00250109.AP5